 Exhibit 10.01

OVERRIDING ROYALTY AGREEMENT

THIS AGREEMENT dated as of the 10th day of June, 2009

BETWEEN:

CONTACT EXPLORATION INC., a body corporate, having an office in the City of Calgary, in the Province of Alberta (“Contact”)

- and -

ELMWORTH ENERGY CORPORATION, a body corporate, having an office in the City of Calgary, in the Province of Alberta (“Elmworth”)

WHEREAS the Royalty Owner has agreed to convey to the Royalty Payor the Royalty Owner’s entire interest in the Royalty Lands subject to the reservation of the Overriding Royalty.

NOW THEREFORE the parties hereto enter into this Agreement in consideration of mutual covenants and other good and valuable consideration, which the parties hereby acknowledge.

1.0	DEFINITIONS

The definitions contained in the Overriding Royalty Procedure shall apply to this Agreement and in addition:

a)           “Overriding Royalty Procedure” means the 1997 CAPL Overriding Royalty Procedure attached as Schedule “B”.

b)	“Royalty Lands” means those lands described in Schedule “A”.

c)	“Royalty Owner” means Contact.

d)	“Royalty Payor” means Elmworth.

e)	“Effective Date” means the 1st day of May, 2009.

2.0	SCHEDULES

The following Schedules are attached hereto and made part of this Agreement:

a)	Schedule “A” which describes the Title Documents, the Royalty Lands and the Encumbrances.

b)	Schedule “B” which is the Overriding Royalty Procedure

3.0	CONVEYANCE

Royalty Owner hereby conveys to Royalty Payor all of Royalty Owner’s undivided 30% interest (the “Working Interest”) in the Royalty Lands and the Title Documents subject to the reservation to Royalty Owner of an Overriding Royalty. Royalty Payor shall assume all costs, expenses, risk and liability associated with the Working Interest from and after the Effective Date. The parties hereto agree to enter into a General Conveyance Agreement to evidence the agreement to sell, assign, transfer and convey the Working Interest from Royalty Owner to Royalty Payor as of the Effective Date

4.0	FURTHER CONSIDERATION

In further consideration of Royalty Owner conveying the Working Interest in the Royalty Lands to Royalty Payor, Royalty Payor hereby agrees to pay to Royalty Owner the amount of $270,000.00. In consideration of this payment by Royalty Payor, Royalty Owner hereby agrees to reimburse Royalty Payor for all outstanding amounts payable by Royalty Owner to Royalty Payor up to the Effective Date. The total amounts payable under this provision shall not exceed $270,000.00 regardless whether such costs occurred before or after the Effective Date. Upon settlement of these outstanding amounts, Royalty Payor shall relieve Royalty Owner of any future obligations to reimburse Royalty Payor for any outstanding costs and expenses associated with the Royalty Lands from and after the Effective Date.

In addition, Royalty Payor shall assume all of Royalty Owner’s liabilities and future costs related to the reclamation of the well site and any access roads associated with the well Oiltec et al Cogmagun #1 located at or near coordinates 45.082285 degrees North and 64.043977 degrees West. It is further understood and agreed to by the parties that Royalty Payor will take over the surface lease for the above referenced well and shall assume responsibility for the annual surface rental  payments from and after the Effective Date.

5.0	AREA OF MUTUAL INTEREST

The provisions of Clause 6, Area of Mutual Interest (“AMI”), of the Farmout Agreement dated May 10, 2007 between Royalty Owner and Royalty Payor, shall remain in effect until September 15, 2009, whereby any new working interests acquired by Royalty Payor within the AMI shall be subject to the Overriding Royalty payable to Royalty Owner.

6.0           TITLE

a)	Each of the parties hereto represents and warrants that it has the requisite capacity and authority to enter into this Agreement and to perform the obligations to which it thereby becomes subject.

b)	The Royalty Owner does not warrant title to its interest in the Royalty Lands, but confirms that:

i)	it has complied with the terms of the Title Documents to the extent necessary to keep them in full force and effect; and

ii)	as of the Effective Date, it has not received any notice of default related to the Title Documents which makes them subject to forfeiture; and

iii)	its interest in the Title Documents is only encumbered with the applicable lessor’s royalty and such other encumbrances or royalties as are set out in Schedule “A”.

c)	No party to this Agreement shall do, or cause to be done, anything to encumber the Royalty Lands which:

i)	adversely and materially affects the interest of any other party; or

ii)	results in the Title Documents becoming subject to termination or forfeiture.

7.0           OVERRIDING ROYALTY

The Royalty Owner reserves to itself a 5.75% overriding royalty interest in 87% of the Petroleum Substances produced, or deemed to be produced from the Royalty Lands (resulting in a 5.0025% overriding royalty based on 100% of production) (the “Overriding Royalty”) as described in Article 2.00 of the Overriding Royalty Procedure.

8.0           RIGHT TO COMMINGLE

The Royalty Payor shall have the right to commingle production from the Royalty Lands with production from other lands, provided methods acceptable to the Royalty Owner are used to determine the proper measurement of individual well production. Where governmental regulations or orders require segregated production tests of individual wells at intervals not greater than two months, such tests will be deemed acceptable to the Royalty Owner under this Clause and no further tests will be required.

9.0           ASSIGNMENT PROCEDURE

As provided in Clause 5.01 of the Overriding Royalty Procedure, assignments of interest under this Agreement shall be carried out according to the 1993 CAPL Assignment Procedure (“Assignment Procedure”).

10.0	NOTICES

The address for service of notices hereunder of each of the parties shall be as follows:

Royalty Payor:     Elmworth Energy Corporation
Suite 1250, 521 – 3rd Avenue S.W.
Calgary, Alberta
T2P 3T3

Attention: President & Chief Operating Officer

Royalty Owner:    Contact Exploration Inc.
Suite 400, 510 – 5th Street S.W.
Calgary, Alberta
T2P 3S2

Attention: President

11.0	LIMITATIONS ACT

The two year period for seeking a remedial order under Section 3 of the Limitations Act, R.S.A. 2000 c.L 12, as amended, for any claim (as defined in that Act) arising in connection with this Agreement is extended to:

a)	for claims disclosed by an audit, two (2) years after the time this Agreement permitted that audit to be performed; or

b)	for all other claims, four (4) years.

12.0	MISCELLANEOUS

a)	Nothing in this Agreement is to be construed as an express or implied covenant by the Royalty Payor to develop the Royalty Lands.

b)
This Agreement shall be construed and enforced in accordance with the laws in effect in the province in which the Royalty Lands are located. Each of the parties hereto attorns to the jurisdiction of the Courts of the Province of Alberta and all Courts of appeal therefrom.

c)	This Agreement and the schedules attached hereto shall terminate when all Title Documents have terminated and all Royalty Wells have been abandoned.

d)	This Agreement shall supersede all previous agreements by the parties relating to the Royalty Lands.

e)	This Agreement may be executed in counterpart and, when each party has executed a counterpart, all counterparts taken together shall constitute this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

CONTACT EXPORATION INC. Per: /s/ DARCY SPADY ELMWORTH ENERGY CORPORATION Per: /s/ HOWARD ANDERSON

This is execution page attached to and forming part of the Overriding Royalty Agreement dated June 10, 2009 between Contact Exploration Inc. and Elmworth Energy Corporation.

SCHEDULE “A”

This is Schedule “A” attached to and forming part of the Overriding Royalty Agreement dated June 10, 2009 between Contact Exploration Inc. and Elmworth Energy Corporation.

For a description of the Title Documents and the Royalty Lands – see attached Schedule I to Production Lease No. PL #09-04-15-01.

Encumbrances:

Lessor Royalty of 10% payable to the Province of Nova Scotia

Overriding Royalty of 3% payable to Devon ARL Corporation on a 90% interest in the Royalty Lands

SCHEDULE “B”

This is Schedule “B” attached to and forming part of the Overriding Royalty Agreement dated June 10, 2009 between Contact Exploration Inc. and Elmworth Energy Corporation.

1997 CAPL OVERRIDING ROYALTY PROCEDURE

Clause 1.01(b) – Effective Date – May 1, 2009

Clause 1.02 – Definitions

Subclause 101 (s) (market price) – delete everything after “Subclause 2.03”.

Clause 2.01 – quantification of Overriding Royalty

Crude oil                                5.75%

Other petroleum substances:

Alternate 1                                5.75%

Clause 2.08 – Surrender

Will apply